Exhibit 10.30

CHEMICAL FINANCIAL CORPORATION
___________
<NAME>
<###> Units

RESTRICTED STOCK UNIT AGREEMENT
PURSUANT TO
STOCK INCENTIVE PLAN OF 2017
Performance-Based Restricted Stock Units
____________

This Performance-Based Restricted Stock Unit Agreement (this “Agreement”) is made as of [Insert date of grant] between CHEMICAL FINANCIAL CORPORATION (the “Corporation”), and the Grantee named above (“Grantee”).
The Chemical Financial Corporation Stock Incentive Plan of 2017 (the “Plan”) is administered by the Compensation and Pension Committee of the Corporation’s Board of Directors (“Committee”). The Committee has determined that Grantee is eligible to participate in the Plan and has awarded performance-based restricted stock units (“PRSUs”) to Grantee, subject to the terms and conditions set forth in this Agreement and the Plan.
Grantee acknowledges receipt of a copy of the Plan and the Plan Summary and accepts this PRSU award subject to all of the terms, conditions, and provisions of this Agreement and the Plan.
1.Award. The Corporation hereby awards to Grantee <###> PRSUs, assuming achievement of performance at target level (the “Target Shares”), subject to the restrictions imposed under this Agreement and the Plan. Each PRSU is initially equal to one share of the Corporation’s common stock, $1.00 par value (“Common Stock”), and is convertible into Common Stock pursuant to the formula determined by the Committee and attached as Exhibit A, subject to vesting as set forth below.
2.Transferability. Until the PRSUs vest and shares of Common Stock are delivered in settlement thereof, interests in PRSUs under this Agreement are generally not transferable by Grantee, except by will or according to the laws of descent and distribution. All rights with respect to the PRSUs granted hereunder are exercisable during Grantee’s lifetime only by Grantee, Grantee’s guardian or legal representative.
3.Vesting. Except as otherwise provided in this Agreement, PRSUs granted hereunder shall vest based on Grantee’s continued employment with the Corporation or its Subsidiaries and the Corporation’s achievement of performance targets determined by the Committee and attached as Exhibit A for the applicable “Performance Period” (as defined in Exhibit A). PRSUs shall vest, to the extent earned, upon the conclusion of the Restricted Period. The “Restricted Period” shall begin on the first day of the Performance Period and end on the date of the issuance of the audit opinion with respect to the Corporation’s consolidated financial statements for the year ending on the last day of the Performance Period, but in no event later than March 5th of the year following the last day of the Performance Period. PRSUs are unvested under the Plan and under this Agreement until the end of the Restricted Period. Unless specified otherwise below, PRSUs shall be settled as soon as administratively feasible within seven days following satisfaction of the applicable vesting and any Release requirements as set forth below.
4.Termination of Employment. If, during the Restricted Period, Grantee’s employment with the Corporation or any of its Subsidiaries is terminated by the Corporation without Cause, or if Grantee terminates employment for Good Reason or due to death or Disability, then following Grantee’s execution

Exhibit 10.30

of a mutually acceptable release of claims (“Release”) that becomes enforceable within 60 days following Grantee’s employment termination date, with all revocation periods then having lapsed, within seven days following the expiration of all revocation periods (and carried over to the second calendar year if the 60-day period spans two calendar years), subject to any required delay pursuant to Section 14 below, Grantee shall be issued the Target Shares (100% of the number of PRSUs set forth in Section 1 of this Agreement) or, upon such a termination on or following a Change in Control, the Earned PRSUs (as defined in Section 11). If Grantee terminates employment on or after attainment of age 55 with 10 years of service, having submitted written notice to the Corporation of his or her intended Retirement date at least one year in advance of such Retirement, or, following the consummation of the transactions contemplated by the Agreement and Plan of Merger by and between TCF Financial Corporation and Chemical Financial Corporation, dated as of January 27, 2019 (the “Merger Agreement”), at any time (and without regard to the one year advance notice) on or following the date that is 18 months after the consummation of the transactions contemplated by the Merger Agreement as contemplated by Section 6(b)(iii) of the Retention Agreement between Grantee and the Corporation dated as of January 27, 2019 (the “Retention Agreement”), then following such employment termination and satisfaction of the Release requirements above, within seven days following the expiration of all revocation periods (and carried over to the second calendar year if the 60-day period spans two calendar years), subject to any required delay pursuant to Section 14 below, Grantee shall be issued the Target Shares (100% of the number of PRSUs set forth in Section 1 of this Agreement) or, upon a Retirement on or following a Change in Control, the Earned PRSUs. Except as permitted under the Retention Agreement, if Grantee does not provide the Corporation with written notice one year in advance of his or her intended Retirement date, then all PRSUs still subject to restrictions on Grantee’s Retirement date automatically shall be forfeited. Except to the extent provided herein or under the Retention Agreement, any unvested PRSUs shall be forfeited upon Grantee’s employment termination by the Corporation for Cause or upon Grantee’s voluntary termination of employment.
5.Employment by the Corporation. The award of PRSUs under this Agreement shall not impose upon the Corporation or any Subsidiary any obligation to retain Grantee in its employment for any given period or upon any specific terms of employment. The Corporation or any Subsidiary may at any time dismiss Grantee from employment, free from any liability or claim under the Plan or this Agreement, unless otherwise expressly provided in any written agreement with Grantee.
6.Shareholder Rights. During the Restricted Period, Grantee shall not be entitled to cash or non-cash dividends or dividend equivalents. Grantee shall have no voting rights with respect to shares of Common Stock underlying PRSUs, unless and until such shares of Common Stock are reflected as issued and outstanding on the Corporation’s stock ledger.
7.Legal Compliance. The Corporation shall not be obligated to issue any shares to Grantee, if such issuance would violate any law, order or regulation of any governmental authority.
8.Acknowledgments. Grantee acknowledges that he or she has been furnished with, and has read, the Plan. Grantee agrees not to resell or distribute the shares of Common Stock received upon vesting and settlement of Grantee’s PRSUs in compliance with such conditions as the Corporation may reasonably require to ensure compliance with federal and state securities laws and other Corporation policies, including stock ownership guidelines, if applicable.
9.Withholding. The Corporation or one of its Subsidiaries shall be entitled to (a) withhold and deduct from Grantee’s future wages (or from other amounts that may be due and owing to Grantee from the Corporation or a Subsidiary), or make other arrangements for the collection of all legally required amounts necessary to satisfy any and all federal, state, and local income and employment tax withholding requirements attributable to the PRSUs awarded hereunder, including, without limitation, the award of, vesting of, or

Exhibit 10.30

settlement with respect to the PRSUs; or (b) require Grantee promptly to remit the amount of such withholding to the Corporation or a Subsidiary before delivering shares of Common Stock in settlement of the vested PRSUs. The applicable withholding requirements shall be satisfied by withholding shares of Common Stock from the shares otherwise deliverable in settlement of the vested PRSUs, unless Grantee elects to satisfy the applicable withholding requirements in cash or by using a cash equivalent.
10.Effective Date. This award of PRSUs shall be effective as of the date first set forth above.
11.Change in Control.
11.1    Definition. For purposes of this Agreement, “Change in Control” shall be limited to the Corporation and defined as the occurrence of any of the following events: (a) a person or persons acting as a group, acquires (or has acquired during the 12-month period ending on the last acquisition) stock of the Corporation that together with stock held by such person or group constitutes more than 40% of the total voting power of the Corporation’s stock; (b) the consummation of a merger or consolidation of the Corporation with any other corporation, if such merger or consolidation results in the outstanding voting securities of the Corporation immediately prior thereto representing 60% or less of the total outstanding voting securities of the surviving entity immediately after such merger or consolidation; (c) a majority of the members of the Corporation’s Board of Directors (“Board”) are replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Board prior to the date of such appointment or election; or (d) the acquisition, by a person or persons acting as a group, of the Corporation’s assets that have a total gross fair market value equal to or exceeding 40% of the total gross fair market value of the Corporation’s assets in a single transaction or within a 12-month period ending with the most recent acquisition. For purposes of this Section 11.1, gross fair market value means the value of the Corporation’s assets, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets. No trust department or designated beneficiary or other trustee of such trust department of the Corporation or a Subsidiary of the Corporation, or other similar fiduciary capacity of the Corporation with direct voting control of the stock shall be treated as a person or group within the meaning of subparagraph (a) hereof. Further, no profit sharing, employee stock ownership, employee stock purchase and savings, employee pension or other employee benefit plan of the Corporation or any of its Subsidiaries, and no trustee of any such plans in its capacity as such trustee, shall be treated as a person or group within the meaning of subparagraph (a) hereof.
11.2    Treatment upon a Change in Control. Notwithstanding anything contained in Section 8 of the Plan or any similar provision of a Prior Plan (or the award agreements thereunder), following a Change in Control, all PRSUs granted to Grantee under this Agreement or granted to Grantee prior to the date hereof under the Plan or the Prior Plans and outstanding at the time of the Change in Control and for which performance results have not been measured in the ordinary course prior to such Change in Control shall be administered as set forth herein. If the Corporation is not the surviving entity, all Earned PRSUs (determined as set forth below) shall be converted into PRSUs of the surviving entity’s common stock at the applicable exchange ratio on the date of the Change in Control (or shall be otherwise adjusted as contemplated by Section 4.4(b) of the Plan or a similar provision of a Prior Plan) in a manner approved by the Committee or the Board. As of the latest practicable date prior to the consummation of such Change in Control, the performance goals applicable to such PRSUs shall be measured and the number of shares subject to such PRSUs from and after the date of consummation of the Change in Control shall equal the greater of (a) the Target Shares (100% of the number of PRSUs set forth in Section 1 of this Agreement or the number of shares subject to a PRSU granted under a Prior Plan that would be earned assuming performance goals applicable to any incomplete performance periods are deemed achieved at target levels), and (b) the number of shares of Common Stock that would have been earned based on the actual performance of the Corporation measured through the latest practicable date prior to the date of consummation of the Change in Control

Exhibit 10.30

(which, unless otherwise determined by the Committee, shall be the most recently completed calendar quarter) (such higher number, the “Earned PRSUs”), as determined by the Committee prior to such Change in Control. Following the date of consummation of the Change in Control, the Earned PRSUs shall vest and be subject to forfeiture based on Grantee’s continued service through the last day of the Restricted Period. If, on or following the effective date of the Change in Control, Grantee’s employment is involuntarily terminated without Cause or Grantee terminates employment for Good Reason, the Earned PRSUs granted under this Agreement or granted prior to the date hereof under the Plan or any Prior Plan shall vest as of Grantee’s employment termination date, subject to compliance with the Release requirement set forth in Section 4 above, and the shares of Common Stock in respect thereof shall be issued within seven days following the expiration of all revocation periods (and carried over to the second calendar year if the 60-day period spans two calendar years), subject to any required delay pursuant to Section 14 below. Following a Change in Control, Grantee’s rights upon Retirement, death and Disability as set forth in Section 4 shall apply with respect to the Earned PRSUs, whether granted hereunder or granted prior to the date hereof.
12.Definitions. Capitalized terms not defined herein shall be defined as in the Plan or in Grantee’s Individual Agreement (defined below). To the extent any capitalized term not defined herein is defined in both the Plan and Grantee’s Individual Agreement, the definition set forth in Grantee’s Individual Agreement shall control. As used in this Agreement, “Individual Agreement” means (a) any employment, change in control or severance agreement between Grantee and the Corporation or one of its affiliates (or any successor thereto) and (b) any retention agreement between Grantee and the Corporation or one of its affiliates (or any successor thereto) that becomes effective on or following the date hereof (including, without limitation, the Retention Agreement).
13.Amendment. This Agreement shall not be modified except in a writing executed by the parties hereto.
14.Section 409A of the Code. This Agreement and the PRSUs granted hereunder are intended to comply with the requirements of Section 409A of the Code or an exemption or exclusion therefrom, and, with respect to PRSUs that constitute deferred compensation subject to Section 409A of the Code, the Plan and this Agreement as well as any Individual Agreement shall be interpreted and administered in all respects in accordance with Section 409A of the Code (including with respect to the application of any defined terms to PRSUs that constitute nonqualified deferred compensation, which defined terms shall be interpreted to have the meaning required by Section 409A of the Code to the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A of the Code). Each payment (including the delivery of shares of Common Stock) under the PRSUs that constitutes nonqualified deferred compensation subject to Section 409A of the Code shall be treated as a separate payment for purposes of Section 409A of the Code and, to the extent to be made or delivered upon a termination of employment may only be made upon a “separation from service” under Section 409A of the Code to the extent necessary in order to avoid the imposition of penalty taxes on Grantee pursuant to Section 409A of the Code. In no event may Grantee, directly or indirectly, designate the calendar year of any payment to be made under this Agreement that constitutes nonqualified deferred compensation subject to Section 409A of the Code. Notwithstanding any other provision of this Agreement to the contrary, if Grantee is a “specified employee” within the meaning of Section 409A of the Code (as determined in accordance with the methodology established by the Corporation as in effect on the date of Grantee’s separation from service), PRSUs that constitute nonqualified deferred compensation within the meaning of Section 409A of the Code that would otherwise be deliverable by reason of Grantee’s separation from service during the six-month period immediately following such separation from service shall instead be provided on the earlier to occur of: (a) the date that is six months and one day after Grantee’s separation from service; or (b) the date of Grantee’s death.

Exhibit 10.30

15.Agreement Controls. The Plan is incorporated in this Agreement by reference. In the event of any conflict between the terms of this Agreement, an Individual Agreement and/or the terms of the Plan, the provisions of this Agreement, or, to the extent more favorable, the Individual Agreement shall control; provided, however, that notwithstanding anything in this Agreement to the contrary, any provisions of this Agreement relating to the timing of settlement or payment in respect of the PRSUs shall control in the event of any conflict between this Agreement, the Plan, any Prior Plan and the award agreements thereunder, and any Individual Agreement.

* * *
[Signatures on Next Page]

Exhibit 10.30

This PRSU grant has been issued by the Corporation by authority of its Compensation and Pension Committee.

CHEMICAL FINANCIAL CORPORATION,
Corporation

_____________________________________
By: Thomas C. Shafer
Its: Vice Chairman, President & CEO of Chemical Bank

_____________________________________
Grantee
Name:

6